UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, the board of directors of American Realty Capital Properties, Inc. (the “Company”) authorized, and the Company declared, an annualized dividend of $1.00 per share per annum, effective with the closing of the Company’s pending merger with Cole Real Estate Investments, Inc. (“Cole”). The per share annualized dividend of $1.00 reflects an increase of $0.06 per share from $0.94 per share to $1.00 per share, effective with the merger closing. Following the respective approvals of such merger by both the Company’s and Cole’s stockholders, the Company further announced that it expects that the annualized dividend of $1.00 per share will now become effective with the February 2014 dividend. Accordingly, on February 14, 2014, the Company would pay a distribution of $0.08333 per share to stockholders of record at the close of business on February 7, 2014.

Additionally, the Company will pay its first monthly dividend to holders of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), in respect of the period commencing January 3, 2014 through February 14, 2014, on February 17, 2014. Holders of Series F Preferred Stock on February 1, 2014 will be eligible to receive such dividend. The dividend for the Series F Preferred Stock accrues daily on a 360 day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.13958333 per 30 day month. Because the initial payment on February 17, 2014 includes the additional accrual period from January 3, 2014 through January 14, 2014, the aggregate payment to Series F Preferred Stock holders as of February 1, 2014 will be $0.19076388 per share.

Furthermore, pursuant to the merger agreement between the Company, Cole and a related party, the Company and Cole agreed to pay a “stub period” dividend to their respective stockholders for the period since their most recent record date through the last business day prior to the closing of the merger. The “stub period” dividend will reflect a fraction of the Company’s monthly common stock dividend by dividing the amount of days elapsed since the last common stock dividend record date divided by the amount of days in the month in which the “stub period” dividend will be paid. Such “stub period” dividend will be paid on the last business day prior to the closing of the pending merger with Cole.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: January 24, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors